UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2014 (August 25, 2014)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-13796	58-0285030
(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 25, 2014, Gray Television, Inc. (the “Company”) issued a press release announcing a comprehensive, long-term agreement that renews all 26 of the Company’s existing station affiliation agreements with the CBS Corporation, which includes 22 markets nationwide. The renewal term will commence on January 1, 2015 and terminate on August 31, 2019.

Separately on August, 25, 2014, the Company issued a press release announcing that it has entered into an agreement with Fox Broadcasting Company that extends and renews the network affiliations for all ten of Gray’s FOX Network affiliated stations. The renewal term is retroactive to July 1, 2014 and will terminate on June 30, 2017.

A copy of the press release announcing the affiliation renewals with CBS Corporation is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein.

A copy of the press release announcing the affiliation renewals with Fox Broadcasting Corporation is attached hereto as Exhibit 99.2 to this Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press release issued by Gray Television, Inc. regarding affiliation renewals with CBS Corporation on August 25, 2014

99.2	Press release issued by Gray Television, Inc. regarding affiliation renewals with Fox Broadcasting Corporation on August 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

August 25, 2014	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Gray Television, Inc. regarding affiliation renewals with CBS Corporation on August 25, 2014

99.2	Press release issued by Gray Television, Inc. regarding affiliation renewals with Fox Broadcasting Corporation on August 25, 2014